SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2003

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 12.    Results of Operations and Financial Condition

On October 23, 2003, Lyondell Chemical Company (the “Company”) issued a press release announcing its results for the third quarter of 2003, which is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 12.

The Company will host a conference call on October 23, 2003 at 11:30 a.m. Eastern Time to discuss its results. The call will be broadcast live on the Company’s web site at www.lyondell.com/earnings. A replay of the call will be available on the Company’s web site at www.lyondell.com/earnings at 1:30 p.m. Eastern Time on October 23, 2003. Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including the earnings release, will be available at 11:30 a.m. Eastern Time on October 23, 2003 at www.lyondell.com/earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin

Name:	Kerry A. Galvin
Title:	Senior Vice President, General Counsel & Secretary

Date: October 23, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated October 23, 2003.